UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2015

CSRA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 703-642-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Separation-Related Agreements

On November 27, 2015, CSRA Inc. (“CSRA” or the “Company”) (formerly known as Computer Sciences Government Services Inc.) entered into several agreements with Computer Sciences Corporation (“CSC”) that set forth the principal actions taken or to be taken in connection with CSC’s spin-off of CSRA (the “Spin-Off”), and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Master Separation and Distribution Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	a Real Estate Matters Agreement;

•	an Intellectual Property Matters Agreement; and

•	a Non-U.S. Agency Agreement

(collectively, the “Separation Agreements”).

A summary of the material terms and conditions of the Separation Agreements can be found in the section titled “The Master Separation and Distribution Agreement and the Ancillary Agreements” of the Information Statement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 25, 2015, in connection with the internal reorganization undertaken by CSC related to the Spin-Off, CSRA entered into a contribution agreement (“Contribution Agreement”) with CSC whereby CSC contributed all the membership interests in CSC Government Solutions LLC, a Nevada limited liability company that holds substantially all of the businesses constituting CSC’s North American Public Sector reporting segment, and certain other assets to CSRA in exchange for (i) a promissory note (“Promissory Note”) with a principal amount of $350,000,000 at an annual interest rate of 2%, (ii) the assumption of certain liabilities and (iii) the issuance of an additional 139,127,158 shares of CSRA common stock, par value $0.001 (“CSRA Common Stock”). The Promissory Note was paid off in cash and extinguished on November 27, 2015 using a portion of the proceeds from the Term Loan A Facilities (as described below in the section titled “Debt Arrangements”) provided to CSRA on such date. CSC paid its portion of the special cash dividend of $10.50 per share paid to CSC stockholders who received shares of CSRA in connection with the Spin-Off (the “Special Cash Dividend”) using proceeds from CSRA’s repayment of the Promissory Note. 139,128,158 shares of CSRA Common Stock were distributed by CSC to its stockholders on November 27, 2015.

The foregoing descriptions of the Separation Agreements, Contribution Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Master Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Real Estate Matters Agreement, Intellectual Property Matters Agreement, Non-U.S. Agency Agreement, Contribution Agreement and Promissory Note, which are attached as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Merger-Related Agreements

On November 30, 2015, in connection with the previously announced merger (the “Merger”) with SRA Companies, Inc. (“SRA”), the Company entered into a registration rights agreement (“Registration Rights Agreement”) with certain SRA stockholders providing for certain rights to register resales of CSRA Common Stock. Pursuant to the Registration Rights Agreement, CSRA is required to, among other things, file a Registration Statement on Form S-1 with the Securities and Exchange Commission within seven business days of the Merger.

On November 30, 2015, in connection with the Merger, CSRA and Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. (together, “Providence”) entered into a director nomination agreement (“Director Nomination Agreement”) pursuant to which, following the Merger, Providence will have the right to designate for nomination one individual, subject to review and approval of such individual’s nomination by the board of directors of CSRA in accordance with its regular corporate governance procedures, to serve on the board of directors of CSRA so long as Providence, together with any investment funds that are controlled affiliates of Providence Equity Partners L.L.C. (“PEP”), holds at least 5% of the outstanding CSRA Common Stock. Providence has not indicated whether it expects to exercise its rights under the Director Nomination Agreement.

The foregoing descriptions of the Registration Rights Agreement and Director Nomination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Registration Rights Agreement and Director Nomination Agreement, which are included with this report as Exhibits 10.8 and 10.9, respectively, and are incorporated herein by reference.

Debt Arrangements
On November 27, 2015, CSRA, as borrower, entered into a credit agreement ( “Credit Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) as pro rata administrative agent, Royal Bank of Canada (“RBC”), as term loan B administrative agent, MUFG Union Bank, N.A., as collateral agent, and a syndicate of banks arranged by BTMU, RBC Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Bank of Nova Scotia. The Revolving Credit Facility has a maturity of five years. The Credit Agreement consists of (i) a five-year senior secured revolving credit facility (the “Revolving Credit Facility”) with initial borrowing capacity of $700 million, of which $500 million is available and undrawn upon consummation of the Spin-Off and the Merger to provide support for CSRA’s business, including ongoing liquidity, (ii) a three-year senior secured tranche A1 term loan facility in an aggregate principal amount of $600 million (the “Tranche A1 Facility”), (iii) a five-year senior secured tranche A2 term loan facility in an aggregate principal amount of $1.45 billion (the “Tranche A2 Facility”; and, together with the Tranche A1 Facility, the “Term Loan A Facilities”; and the Term Loan A Facilities together with the Revolving Credit Facility, the “Pro Rata Facilities”), in each case with BTMU as the administrative agent, and a seven-year senior secured term loan B facility in an aggregate principal amount of $750 million (the “Term Loan B Facility”; and, together with the Pro Rata Facilities, the “Credit Facilities”), with RBC as the administrative agent.
On November 27, 2015, all of the Tranche A1 Facility and a portion of the Tranche A2 Facility were funded in an aggregate amount of $1.56 billion, the proceeds of which were used by CSRA to repay the Promissory Note payable to CSC, to fund the remaining portion of the Special Cash Dividend to CSC’s stockholders who received shares of CSRA in connection with the Spin-Off and to pay transaction costs. On November 30, 2015, $200 million of the Revolving Credit Facility, the remainder of the Tranche A2 Facility and all of the Term Loan B Facility were funded in an additional aggregate amount of $1.44 billion, the proceeds of which will be used to fund the cash portion of the merger consideration to stockholders of SRA, to repay, refinance and/or redeem substantially all of SRA’s existing indebtedness, to pay for additional transaction costs, and for general corporate purposes. The Pro Rata Facilities and the Term Loan B Facility have the following material terms.
Interest. Borrowings under (1) the Revolving Credit Facility and the Tranche A2 Facility bear interest at an interest rate per annum equal to, at CSRA’s option, (A) LIBOR plus the applicable margin of 1.250%-2.250% or (B) the base rate plus the applicable margin of 0.250%-1.250%, (2) the Tranche A1 Facility bears interest at an interest rate per annum equal to, at CSRA’s option, (A) LIBOR plus the applicable margin of 1.125%-2.125% or (B) the base rate plus the applicable margin of 0.125%-1.125% and (3) the Term Loan B Facility bears interest at an interest rate per annum equal to, at CSRA’s option, (A) LIBOR plus the applicable margin of 2.75%-3.00%, subject to a 0.75% LIBOR floor or (B) the base rate plus the applicable margin of 1.75%-2.00%, subject to a 1.75% base rate floor. The applicable margins for borrowings under the Pro Rata Facilities will vary and will be determined based on CSRA’s corporate credit rating or corporate family rating. The applicable margins for borrowings under the Term Loan B Facility will vary and will be determined based on the ratio of the Company’s consolidated total net debt to its consolidated EBITDA. CSRA will also owe unused facility fees on the Revolving Credit Facility and paid upfront fees under the Pro Rata Facilities on November 27, 2015 and (in the form of original issue discount) under the Term Loan B Facility on November 30, 2015.
Amortization and Prepayment. Borrowings under the Revolving Credit Facility can be prepaid at any time and can be repeatedly redrawn until its maturity. The Tranche A1 Facility has no scheduled amortization prior to maturity. The Tranche A2 Facility requires quarterly scheduled amortization at a rate equivalent to 5% of the original principal amount per annum until the remaining balance is due at maturity. The Term Loan B Facility requires quarterly scheduled amortization at a rate equivalent to 1% of the original principal amount per annum until the remaining balance is due at maturity. The Company can prepay the Tranche A1 Facility, the Tranche A2 Facility or the Term Loan B Facility, in whole or in part, at any time at its election at 100% of par without premium; provided that if the Company prepays the Term Loan B Facility in connection with a repricing event within the first year following the initial funding, the prepayment must be made at 101% of par.
Security and Guarantees. The Pro Rata Facilities and the Term Loan B Facility are guaranteed by each of CSRA’s direct and indirect, existing and future, material domestic subsidiaries (excluding certain entities, including special purpose subsidiaries), and are secured by a perfected first priority security interest in substantially all of the Company’s assets and the assets of those guarantors, subject to certain customary exceptions.
Covenants. The Pro Rata Facilities and the Term Loan B Facility contain negative covenants customary for financings of this type, including covenants that place limitations on the incurrence of additional indebtedness; the creation of liens; the payment of dividends; sales of assets; fundamental changes, including mergers and acquisitions; loans and investments; negative pledges; transactions with affiliates; restrictions affecting subsidiaries; modification to charter documents in a manner materially adverse to the lenders; changes in fiscal year and limitations on conduct of business. The Pro Rata Facilities and the Term Loan B Facility also contain affirmative covenants and representations and warranties customary for financings of this type.
In addition, the Pro Rata Facilities contain financial maintenance covenants requiring, as at the end of, and for, each fiscal quarter of CSRA ending after November 27, 2015, (a) a ratio of consolidated total net debt to consolidated EBITDA not in excess of 4:00:1:00, stepping down to 3.50: 1.00 at the end of the first full fiscal quarter ending at least 18 months after November 27, 2015; and (b) a consolidated EBITDA to interest expense ratio of not less than 3.00:1.00.
Events of Default. The lenders under the Pro Rata Facilities and the Term Loan B Facility may declare any indebtedness outstanding thereunder due and payable, and cancel any remaining commitments under the Revolving Credit Facility, if an event of default occurs and is continuing, including a failure to pay principal when due or interest or commitment fees within five days of the date when due; a material inaccuracy of a representation or warranty at the time made; a bankruptcy event; a failure to comply with the covenants, subject to a customary grace period; cross-events of default to material indebtedness; certain material ERISA events; material judgments; actual or asserted invalidity of any guarantee or non-perfection of any material portion of the collateral under the security documents; a change in control; and, with respect to the Pro Rata Facilities only, a breach of the financial covenants.
In addition, on November 27, 2015, CSRA, each of CSRA’s direct and indirect significant domestic subsidiaries (excluding certain entities, including special purpose subsidiaries) (together with CSRA, the “Grantors”), BTMU, in its capacity as administrative agent under the Pro Rata Facilities, RBC, in its capacity as administrative agent under the Term Loan B Facility and MUFG Union Bank, N.A., in its capacity as Collateral Agent, entered into a Collateral Agreement (the “Collateral Agreement”). Pursuant to the terms of the Collateral Agreement, each of the Grantors granted a perfected first priority security interest in substantially all of its assets to secure its obligations under the Credit Agreement and related documents to which it is a party, subject to certain customary exceptions.

The foregoing descriptions of the Credit Agreement and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and Collateral Agreement, which are included with this report as Exhibits 10.10 and 10.11, respectively, and are incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On November 27, 2015, pursuant to the Master Separation and Distribution Agreement, CSC completed the Spin-Off of its U.S. public sector business, and CSC and CSRA paid the Special Cash Dividend. The separation was accomplished through a one-for-one pro rata distribution of all shares of CSRA Common Stock to CSC stockholders as of close of business on November 18, 2015, the record date for the distribution.

On November 30, 2015, pursuant to the Agreement and Plan of Merger, dated as of August 31, 2015, by and among Computer Sciences Corporation, CSRA, Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA, SRA International, Inc. and certain enumerated SRA stockholders, SRA, parent of SRA International, Inc., a provider of sophisticated information technology and professional services to the U.S. federal government, merged with a subsidiary of CSRA, with SRA as the surviving company. As a result of the merger, SRA stockholders received $390 million and 25,170,564 shares of CSRA Common Stock, representing approximately 15.32% of the outstanding shares of CSRA Common Stock, and SRA International, Inc. is now an indirect, wholly owned subsidiary of CSRA.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

On November 30, 2015, CSRA issued 24,803,450 shares of CSRA Common Stock to the SRA stockholders in consideration of the Merger in a transaction that was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CSRA Board of Directors and Committees

On November 25, 2015, each of William L. Deckelman, Jr., H.C. Charles Diao and Diane Wilfong resigned from the CSRA board of directors (the “Board”) effective as of November 27, 2015, and each of Keith B. Alexander, Sanju K. Bansal, Michèle A. Flournoy, Mark A. Frantz, Nancy Killefer, J. Michael Lawrie, Sean O’Keefe, Lawrence B. Prior III and Michael E. Ventling was appointed to the Board, effective as of November 27, 2015.

Also on November 25, 2015, Mr. Lawrie was appointed as Chairman of the Board and Ms. Killefer was designated Lead Independent Director effective as of November 27, 2015. Certain of the newly appointed directors joined the standing committees of the CSRA Board, and the membership of those committees is as follows:

Audit Committee	Nominating/Corporate Governance Committee
Mr. Alexander	Mr. Alexander
Mr. Ventling	Mr. Bansal
Ms. Williamson (Chair)	Ms. Flournoy (Chair)

Compensation Committee	Executive Committee
Mr. Frantz	Ms. Killefer
Mr. O’Keefe	Mr. Lawrie (Chair)
Mr. Ventling (Chair)	Mr. O’Keefe
Mr. Prior
Ms. Williamson

The section of the Information Statement entitled “Our Board of Directors Following the Spin-Off and Director Independence,” which contains biographical information for all directors other than Mr. Bansal and Mr. Frantz is incorporated herein by reference. Biographical information for Mr. Bansal and Mr. Frantz is set forth below.

Mr. Bansal (age 50) has served as Chief Executive Officer of Hunch Analytics, LLC, a data analytics company, since 2013. Prior to founding Hunch Analytics, Mr. Bansal served in various executive leadership positions with MicroStrategy Incorporated, a worldwide provider of business intelligence software, from 1990 to 2013. He held the positions of Executive Vice President from 1993 to 2013 and Chief Operating Officer from 1994 to 2012, and served as a member of MicroStrategy’s board of directors from 1997 to 2013. Mr. Bansal served as Vice Chairman of the MicroStrategy board of directors from November 2000 to November 2013. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz, Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal is currently a director of Cvent, Inc. and The Advisory Board Company, which are listed on the New York Stock Exchange and NASDAQ, respectively.

Mr. Bansal’s strong background in consulting and information and systems technology, his leadership experience as a senior executive of a public company, his 18 years of corporate governance experience as a member of a public company board of directors and his extensive knowledge of relevant technologies will be valuable to CSRA’s Board.

Mr. Frantz (age 47) is the co-founder of BlueDelta Capital Partners, a growth capital firm focused on the U.S. federal government technology marketplace, since 2009. He previously served as the Managing General Partner of In-Q-Tel, the strategic venture capital affiliate of the U.S. Intelligence Community, in 2006 and was a Partner at RedShift Ventures from 2006 to 2009. Mr. Frantz served as a Principal with Carlyle Venture Partners from 2000 to 2006 and as the Associate to the Senior Chairman at Alex. Brown from 1997 to 2000. He acted as the economic and technology policy advisor to Pennsylvania Governor Tom Ridge from 1993 to 1997 and was the Associate Director of The White House Office of Intergovernmental Affairs under President George H. W. Bush from 1990 to 1993. Mr. Frantz currently serves on the board of directors or advisory board for numerous privately-held growth companies and non-profit organizations.

Mr. Frantz’s investment and management experience in the U.S. federal government technology sector as co-founder of BlueDelta Capital Partners, governance experience as a director of numerous privately-held growth companies and his governmental and public policy experience will provide important experience to CSRA as an information services provider to the public sector.

CSRA Executive Officers

On November 25, 2015, each of William L. Deckelman, Jr., H.C. Charles Diao and Diane Wilfong resigned as Secretary, Treasurer and Assistant Treasurer of CSRA, respectively, effective November 27, 2015.

On November 30, 2015, following completion of the Merger, CSRA appointed David F. Keffer (age 38) as Executive Vice President, Chief Financial Officer, Catherine Kuenzel (age 50) as Executive Vice President and General Manager, Department of Homeland Security, Paul Nedzbala (age 51) as Executive Vice President and General Manager, Health and John Reing (age 43) as Chief Human Resources Officer.

The sections of the Information Statement entitled “Management of CSRA Following the Transactions” and “Executive Compensation,” which contain biographical and compensation information for each executive officers named above, are incorporated herein by reference.

On December 1, 2015, CSRA announced the appointment of William Luebke (age 48) as Vice President, Controller and Principal Accounting Officer. Prior to joining the Company, Mr. Luebke served since August 2013 as Head of Global Internal Audit and Enterprise Risk Management at CSC. Prior to that, he was Director of Internal Audit, Americas at CSC beginning in August 2012. Before joining CSC, Mr. Luebke was an Associate Director at the Public Company Accounting Oversight Board from August 2011 to August 2012 and was a Partner at KPMG from October 2006 through August 2011.

Mr. Luebke will receive total base compensation of $275,000 and will also be entitled to an annual incentive cash compensation (at target) equal to 50% of base salary. In addition, Mr. Luebke will be granted an annual long-term equity incentive award with an approved value of 50% of his base salary, in each case with terms and conditions applicable to awards granted to other senior executive officers of the Company. The number of shares subject to each annual long-term equity incentive award will be determined in accordance with the Company’s Equity Grant Policy.

Adoption of Compensation and Benefit Plans

On November 25, 2015, CSC, as sole stockholder of CSRA prior to the Spin-Off, approved the CSRA 2015 Omnibus Incentive Plan (the “CSRA Employee Equity Plan”) and the CSRA 2015 Non-Employee Director Incentive Plan (the “CSRA Director Equity Plan”) by written consent. The Board of CSRA had previously adopted the CSRA Employee Equity Plan and CSRA Director Equity Plan on November 10, 2015, subject to stockholder approval.

The Company has reserved approximately 20.9 million shares of CSRA Common Stock for issuance under the CSRA Employee Equity Plan. The number of reserved shares would be subject to adjustment to reflect stock splits, reverse stock splits, stock dividends, subdivisions, consolidations, recapitalizations, reorganizations, mergers and other similar events.

The terms of the CSRA Employee Equity Plan are substantially similar to the terms of the CSC 2011 Omnibus Incentive Plan (“CSC Employee Equity Plan”) and allow the Company to grant stock options (including incentive stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (including PSUs), and cash awards intended to qualify for the performance-based compensation exemption to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. All of our employees are eligible for awards under the plan. Similar to the CSC Employee Equity Plan, restricted stock, restricted stock units, PSUs and other full-value awards count as two shares against the share reserve, while stock options and SARs count as one share.
The Compensation Committee of the Board has broad authority to grant awards and otherwise administer the CSRA Employee Equity Plan. The plan became effective upon the effective time of the Spin-Off and will continue in effect for a period of 10 years thereafter, unless earlier terminated by the Board. The Board has the authority to amend the plan in such respects as it deems desirable, provided that any amendments that would increase the share reserve (other than pursuant to a recapitalization event described above), expand the class of persons eligible to participate in the plan or the types of awards available for grant under the plan, or that would otherwise be considered a material modification for purposes of applicable tax or securities laws or exchange listing requirements, would require the approval of our stockholders.

The terms of the CSRA Director Equity Plan are substantially similar to the terms of the CSC Non-Employee Director Plan and allow the Company to grant Restricted Stock Unit (“RSU”) awards to non-employee directors of the Company. The RSU awards vest in full at the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting date, and are automatically redeemed for CSRA stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years of the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of 5, 10 or 15 years, per the director’s election. In addition, RSUs vest in full upon a change in control of the Company.

A summary of the principal terms of the CSRA Employee Equity Plan is set forth in the section of the Information Statement entitled “Executive Compensation—CSRA Employee Equity Plan,” which is incorporated herein by reference. The summary of principal terms of the CSRA Employee Equity Plan and foregoing descriptions of the CSRA Employee Equity Plan and CSRA Director Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the CSRA Employee Equity Plan and CSRA Director Plan filed with this Current Report on Form 8-K as Exhibits 10.12 and 10.13, respectively, and are incorporated herein by reference.

On November 30, 2015, the Board approved the compensation package for non-employee directors of the Company for the period between each non-employee director’s appointment to the Board until the Company’s next annual meeting, which is expected to take place in August 2016, whereby each non-employee director will receive an annual cash retainer of $90,000 (the “Annual Retainer”). In addition to the Annual Retainer described above:

•	The Non-Executive Chair of the Board receives an annual cash retainer of $150,000;

•	The Lead Independent Director of the Board receives an annual cash retainer of $25,000;

•	The Chair of the Audit Committee receives an annual cash retainer of $20,000;

•	The Chair of the Compensation Committee receives an annual cash retainer of $15,000; and

•	The Chairs of the Nominating/Corporate Governance Committee and Executive Committee receive a cash retainer of $10,000.

The Annual Retainer and additional retainers described above are prorated for the period between a non-employee director’s appointment to the Board until the Company’s next annual meeting, which is expected to take place in August 2016.

Additionally, once a non-employee director has attended at least eight Board meetings or a number of committee meetings equal to six times the number of committees on which that director serves, he or she will be entitled to a fee of $2,500 for attendance at a meeting in support of a special assignment involving travel. The Chair of the Compensation Committee has the authority to determine which meetings or special assignments qualify for such payment.

Pursuant to the Director Equity Plan, each non-employee director, other than the Non-Executive Chair, is entitled to an annual equity grant of RSUs with a grant date fair value of $160,000. The Non-Executive Chair is entitled to an annual equity grant of RSUs with a grant date fair value of $200,000. The annual equity grant is prorated for the period between a non-employee director’s appointment to the Board until the Company’s next annual meeting, which is expected to take place in August 2016.

Indemnification Agreement

On November 30, 2015, the Company approved entering into customary indemnification agreements with its directors and executive officers. Current directors and executive officers are entering into such agreements on or about November 30, 2015, and future directors and executive officers may enter into such agreements from time to time.

The indemnification agreements will require the Company to indemnify its directors and executive officers (each, an “Indemnitee”) to the fullest extent permitted by Nevada law for certain liabilities to which an Indemnitee may become subject as a result of his or her affiliation or status with the Company. The indemnification agreements will also provide for advancement of an Indemnitee’s expenses.

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05.    Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of November 25, 2015, CSRA adopted its Code of Business Conduct. A copy the Code of Business Conduct is available under the Investor Relations section of CSRA’s website, www.csra.com. The information on the CSRA website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

It is impracticable for the Company to provide the required financial statements of SRA at the time this Current Report on Form 8-K is filed.  The required financial statements will be filed as soon as practicable but in no event later than February 13, 2016.

(b) Pro Forma Financial Information

It is impracticable for the Company to provide any required pro forma financial information at the time this Current Report on Form 8-K is filed.  Any required pro forma financial information will be filed as soon as practicable but in no event later than February 13, 2016.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
2.1	Master Separation and Distribution Agreement, dated as of November 27, 2015, between Computer Science Corporation and CSRA Inc.*
10.1	Tax Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.2	Employee Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.3	Real Estate Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.4	Intellectual Property Matters Agreement, dated as of November 27, 2015 between Computer Sciences Corporation and CSRA Inc.
10.5	Non-U.S. Agency Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.6	Contribution Agreement, dated as of November 25, 2015, between Computer Sciences Corporation and CSRA Inc.
10.7	Promissory Note, dated as of November 25, 2015, between Computer Sciences Corporation and CSRA Inc.
10.8	Registration Rights Agreement, dated as of November 30, 2015, among CSRA Inc. and the SRA Stockholders specified therein
10.9	Director Nomination Agreement, dated as of November 30, 2015, among CSRA Inc., Providence Equity Partners VI L.P. and Providence Equity Partners VI A L.P.
10.10
Credit Agreement, dated as of November 27, 2015, among CSRA Inc., the guarantors from time to time party thereto, the financial institutions from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as the administrative agent under the Pro Rata Facilities, Royal Bank of Canada, in its capacity as administrative agent under the Term Loan B Facility, MUFG Union Bank, N.A., in its capacity as collateral agent, and the other parties from time to time party thereto

10.11
Collateral Agreement, dated as of November 27, 2015, by and among CSRA Inc., the guarantors from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as administrative agent under the Pro Rata Facilities, Royal Bank of Canada, in its capacity as administrative agent under the Term Loan B Facility and MUFG Union Bank, N.A., in its capacity as Collateral Agent

10.12	CSRA Inc. 2015 Omnibus Incentive Plan
10.13	CSRA Inc. 2015 Non-Employee Director Plan
10.14	Form of Director and Officer Indemnification Agreement of CSRA Inc.
99.1	Information Statement of CSRA Inc., dated as of November 6, 2015
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSRA INC.

Dated: December 2, 2015	By: /s/ Lawrence B. Prior III
Lawrence B. Prior III
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Description
2.1	Master Separation and Distribution Agreement, dated as of November 27, 2015, between Computer Science Corporation and CSRA Inc.*
10.1	Tax Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.2	Employee Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.3	Real Estate Matters Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.4	Intellectual Property Matters Agreement, dated as of November 27, 2015 between Computer Sciences Corporation and CSRA Inc.
10.5	Non-U.S. Agency Agreement, dated as of November 27, 2015, between Computer Sciences Corporation and CSRA Inc.
10.6	Contribution Agreement, dated as of November 25, 2015, between Computer Sciences Corporation and CSRA Inc.
10.7	Promissory Note, dated as of November 25, 2015, between Computer Sciences Corporation and CSRA Inc.
10.8	Registration Rights Agreement, dated as of November 30, 2015, among CSRA Inc. and the SRA Stockholders specified therein
10.9	Director Nomination Agreement, dated as of November 30, 2015, among CSRA Inc., Providence Equity Partners VI L.P. and Providence Equity Partners VI A L.P.
10.10
Credit Agreement, dated as of November 27, 2015, among CSRA Inc., the guarantors from time to time party thereto, the financial institutions from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as the administrative agent under the Pro Rata Facilities, Royal Bank of Canada, in its capacity as administrative agent under the Term Loan B Facility, MUFG Union Bank, N.A., in its capacity as collateral agent, and the other parties from time to time party thereto

10.11
Collateral Agreement, dated as of November 27, 2015, by and among CSRA Inc., the guarantors from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as administrative agent under the Pro Rata Facilities, Royal Bank of Canada, in its capacity as administrative agent under the Term Loan B Facility and MUFG Union Bank, N.A., in its capacity as Collateral Agent

10.12	CSRA Inc. 2015 Omnibus Incentive Plan
10.13	CSRA Inc. 2015 Non-Employee Director Plan
10.14	Form of Director and Officer Indemnification Agreement of CSRA Inc.
99.1	Information Statement of CSRA Inc., dated as of November 6, 2015
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.